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                                                                    Exhibit 23.4







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




I consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the Information Holdings Inc. 1998 Stock
Option Plan of my report dated June 5, 1998, with respect to the financial statements of St. Lucie Press Corporation Inc., included in the Registration Statement (Form S-1, No. 333-56665) of Information Holdings, Inc., filed with the Securities and Exchange Commission.


                                                        /s/ Robert A. Young, CPA
                                                        Robert A. Young, CPA


West Palm Beach, Florida
September 9, 1998